SANTA FE GOLD CORPORATION, a Delaware corporation, **THE LORDSBURG MINING COMPANY,** a New Mexico corporation, **AZCO MICA INC.,** a Delaware corporation, **and SANTA FE (BARBADOS) CORPORATION,** a Barbados corporation **(collectively the Trustor)**

to

FIDELITY NATIONAL TITLE INSURANCE COMPANY (Trustee)

for the Benefit of

VICTORY PARK MANAGEMENT, LLC
a Delaware limited liability company
(Beneficiary)

COPY

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT

Dated: As of August 2, 2011

Real Property located in:
La Paz County, AZ
Yavapai County, AZ
Maricopa County, AZ

DOCUMENT PREPARED BY AND WHEN RECORDED, RETURN TO:

Brownstein Hyatt Farber Schreck, LLP
410 Seventeenth Street, Suite 2200
Denver, Colorado 80202
Attention: David Rontal, Esq.

13747\7\1567678.1

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT (this "***Deed of Trust***"), dated August 2, 2011, by SANTA FE GOLD CORPORATION, a Delaware corporation, THE LORDSBURG MINING COMPANY, a New Mexico corporation, AZCO MICA, INC., a Delaware corporation, and SANTA FE (BARBADOS) CORPORATION, a Barbados corporation, collectively having an office at 1128 Pennsylvania NE, Ste. 200, Albuquerque, NM 87110 ("***Trustor***"), to FIDELITY NATIONAL TITLE INSURANCE COMPANY, a having an address at 60 E. Rio Salado Parkway, Suite 1102, Tempe, AZ 85281 ("***Trustee***"), as Trustee, for the benefit of VICTORY PARK MANAGEMENT, LLC, a Delaware limited liability company (together with its successors and assigns, hereinafter referred to as "***Beneficiary***"), having an address at 227 W. Monroe Street, Suite 3900, Chicago, Illinois 60606.

Trustor and Beneficiary have entered into a [Credit and Security Agreement] dated as of the date hereof (as amended, modified, restated, consolidated or supplemented from time to time, the "***Loan Agreement***") pursuant to which Beneficiary is making a secured loan to Trustor in the aggregate original principal amount of $5,000,000.00 (the "***Loan***"). Capitalized terms used herein without definition are used as defined in the Loan Agreement. The Loan is evidenced by a Promissory Note dated as of the date hereof made by Trustor to Beneficiary in such principal amount (as the same may be amended, modified, restated, severed, consolidated, renewed, replaced, or supplemented from time to time, the "***Note***").

To secure the payment of the Note and all sums which may or shall become due thereunder or under any of the other documents evidencing, securing or executed in connection with the Loan (the Note, this Deed of Trust, the Loan Agreement and such other documents, as any of the same may, from time to time, be modified, amended or supplemented, being hereinafter collectively referred to as the "***Loan Documents***"), including (i) the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy (whether or not a claim is allowed against Trustor for such interest or other amounts in any such bankruptcy proceeding) or the operation of the automatic stay under Section 362(a) of Title 11 of the United States Code (the "***Bankruptcy Code***"), and (ii) the costs and expenses of enforcing any provision of any Loan Document (all of the foregoing sums owed under the Loan Documents being hereinafter collectively referred to as the "***Debt***"), Trustor has given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, warranted, pledged, assigned and hypothecated and by these presents does hereby give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, assign and hypothecate unto Trustee, in trust for the benefit of Beneficiary, **WITH POWER OF SALE**, certain real property described in **Exhibit A** (the "***Real Property***"), which shall include the buildings, structures, fixtures and other improvements now or hereafter located thereon (the "***Improvements***");

TOGETHER WITH: all right, title, interest and estate of Trustor now owned, or hereafter acquired, in and to the following property, rights, interests and estates (the Real Property, the Improvements, and the property, rights, interests and estates hereinafter described are collectively referred to herein as the "***Trust Property***"). Such Trust Property shall include, but not be limited to, that which is set forth in **Exhibit A**:

(a) all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development

rights, rights to oil, gas, minerals, coal and other substances of any kind or character, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Real Property and the Improvements; and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road, highway, alley or avenue, opened, vacated or proposed, in front of or adjoining the Real Property, to the center line thereof; and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Trustor of, in and to the Real Property and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(b) all machinery, furniture, furnishings, equipment, computer software and hardware, fixtures (including all heating, air conditioning, plumbing, lighting, communications and elevator fixtures), inventory, materials, supplies and other articles of personal property and accessions thereof, renewals and replacements thereof and substitutions therefor, and other property of every kind and nature, tangible or intangible, owned by Trustor, or in which Trustor has or shall have an interest, now or hereafter located upon the Real Property or the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Real Property and the Improvements (hereinafter collectively referred to as the "***Equipment***"), including any leases of, deposits in connection with, and proceeds of any sale or transfer of any of the foregoing, and the right, title and interest of Trustor in and to any of the Equipment that may be subject to any "security interest" as defined in the Uniform Commercial Code, as in effect in the State where the Trust Property is located (the "***UCC***"), superior in lien to the lien of this Deed of Trust;

(c) all awards or payments, including interest thereon, that may heretofore or hereafter be made with respect to the Real Property or the Improvements, whether from the exercise of the right of eminent domain or condemnation (including any transfer made in lieu of or in anticipation of the exercise of such right), or for a change of grade, or for any other injury to or decrease in the value of the Real Property or Improvements;

(d) all leases and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Real Property or the Improvements, including any extensions, renewals, modifications or amendments thereof (hereinafter collectively referred to as the "***Leases***") and all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Proceeding or in lieu of rent or rent equivalents), royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Trustor or its agents or employees from any and all sources arising from or attributable to the Real Property and the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Real Property or the Improvements, or rendering of services by Trustor or any of its agents or employees, and proceeds, if any, from business interruption or other loss of income insurance (hereinafter collectively referred to as the

"***Rents***"), together with all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

(e) all proceeds of and any unearned premiums on any insurance policies covering the Trust Property, including the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Trust Property;

(f) the right, in the name and on behalf of Trustor, to appear in and defend any action or proceeding brought with respect to the Trust Property and to commence any action or proceeding to protect the interest of Beneficiary in the Trust Property;

(g) all accounts (including reserve accounts), escrows, documents, instruments, chattel paper, claims, deposits and general intangibles, as the foregoing terms are defined in the UCC, and all franchises, trade names, trademarks, symbols, service marks, books, records, plans, specifications, designs, drawings, surveys, title insurance policies, permits, consents, licenses, management agreements, contract rights (including any contract with any architect or engineer or with any other provider of goods or services for or in connection with any construction, repair or other work upon the Trust Property), approvals, actions, refunds of real estate taxes and assessments (and any other governmental impositions related to the Trust Property) and causes of action that now or hereafter relate to, are derived from or are used in connection with the Trust Property, or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (hereinafter collectively referred to as the "***Intangibles***"); and

(h) all proceeds, products, offspring, rents and profits from any of the foregoing, including those from sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the foregoing.

Without limiting the generality of any of the foregoing, in the event that a case under the Bankruptcy Code is commenced by or against Trustor, pursuant to Section 552(b)(2) of the Bankruptcy Code, the security interest granted by this Deed of Trust shall automatically extend to all Rents acquired by the Trustor after the commencement of the case and shall constitute cash collateral under Section 363(a) of the Bankruptcy Code.

TO HAVE AND TO HOLD the Trust Property unto and to the use and benefit of Beneficiary and its successors and assigns, forever;

PROVIDED, HOWEVER, these presents are upon the express condition that, if Trustor shall well and truly pay to Beneficiary the Debt at the time and in the manner provided in the Loan Documents and shall well and truly abide by and comply with each and every covenant and condition set forth in the Loan Documents in a timely manner, these presents and the estate hereby granted shall cease, terminate and be void;

AND Trustor represents and warrants to and covenants and agrees with Beneficiary as follows:

PART I - GENERAL PROVISIONS

1. Payment of Debt and Incorporation of Covenants, Conditions and Agreements. Trustor shall pay the Debt at the time and in the manner provided in the Loan Documents. All the covenants, conditions and agreements contained in the Loan Documents are hereby made a part of this Deed of Trust to the same extent and with the same force as if fully set forth herein. Without limiting the generality of the foregoing, Trustor agrees to insure, repair, maintain and restore damage to the Trust Property and to comply with all federal, state and local statutes, laws, rules and regulations whether now or hereafter in existence, affecting the Trust Property.

(a) Taxes and Other Charges. Trustor shall pay all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Trust Property or part thereof ("***Taxes***") and all ground rents, maintenance charges, impositions other than Taxes, and any other charges, now or hereafter levied or assessed or imposed against the Trust Property or any part thereof as the same become due and payable ("***Other Charges***"). Upon request, Trustor shall furnish to Beneficiary receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent. Trustor shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Trust Property, and shall promptly pay for all utility services provided to the Trust Property. After prior notice to Beneficiary, Trustor, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (a) no Event of Default has occurred and remains uncured; (b) such proceeding shall not be prohibited by and be conducted in accordance with any applicable provisions of any other instrument to which Trustor is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (c) the Trust Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (d) Trustor shall promptly upon final, unappealable determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (e) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Trust Property; and (f) Trustor shall furnish such security as may reasonably be required in the proceeding, or as may be requested by Beneficiary, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Beneficiary may pay over any such cash deposit or part thereof held by Beneficiary to the claimant entitled thereto at any time when, in the reasonable judgment of Beneficiary, the entitlement of such claimant is established or the Trust Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the lien of any Mortgage being primed by any related lien.

2. Leases and Rents.

(a) Trustor does hereby absolutely and unconditionally assign to Beneficiary all of Trustor's right, title and interest in all current and future Leases and Rents, it being intended by Trustor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Such assignment shall not be construed to bind

Beneficiary to the performance of any of the covenants or provisions contained in any Lease or otherwise impose any obligation upon Beneficiary. Nevertheless, subject to the terms of this paragraph, Beneficiary grants to Trustor a revocable license to operate and manage the Trust Property and to collect the Rents subject to the requirements of the Loan Agreement. Upon an Event of Default, without the need for notice or demand, the license granted to Trustor herein shall automatically be revoked, and Beneficiary shall immediately be entitled to possession of all Rents (including Rents past due and unpaid), whether or not Beneficiary enters upon or takes control of the Trust Property. Trustor hereby grants and assigns to Beneficiary the right, at its option, upon revocation of the license granted herein, to enter upon the Trust Property in person, by agent or by court-appointed receiver to collect the Rents. Any Rents collected after the revocation of such license may be applied toward payment of the Debt in such priority and proportions as Beneficiary in its sole discretion shall deem proper.

3. Use of Trust Property. Trustor shall not initiate, join in, acquiesce in or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Trust Property. If under applicable zoning provisions the use of the Trust Property is or shall become a nonconforming use, Trustor shall not cause or permit such nonconforming use to be discontinued or abandoned without the consent of Beneficiary. Trustor shall not (i) change the use of the Trust Property, (ii) permit or suffer to occur any waste on or to the Trust Property or (iii) take any steps to convert the Trust Property to a condominium or cooperative form of ownership.

4. Transfer or Encumbrance of the Trust Property.

(a) Trustor acknowledges that (i) Beneficiary has examined and relied on the creditworthiness and experience of the principals of Trustor in owning and operating properties such as the Trust Property in agreeing to make the Loan, (ii) Beneficiary will continue to rely on Trustor's ownership of the Trust Property as a means of maintaining the value of the Trust Property as security for the Debt, and (iii) Beneficiary has a valid interest in maintaining the value of the Trust Property so as to ensure that, should Trustor default in the repayment of the Debt, Beneficiary can recover the Debt by a sale of the Trust Property. Trustor shall not sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the Trust Property or any part thereof, or suffer or permit any transfer to occur.

(b) Beneficiary shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon transfer of the Trust Property in violation of this Paragraph 4. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Trust Property regardless of whether voluntary or not. Any of the foregoing transfers made in contravention of this Paragraph 4 shall be null and void and of no force and effect. Trustor agrees to bear and shall pay or reimburse Beneficiary on demand for all reasonable expenses (including reasonable attorneys' fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Beneficiary in connection with the review, approval and documentation of any transfer permitted by Beneficiary.

(c) Beneficiary acknowledges that Sulane Holdings, Ltd has purchased from Santa Fe, and there remains outstanding, US$13,500,000 7% Senior Secured Convertible

Debentures (the "***Sulane Debentures***"). The Sulane Debentures, and the obligations defined therein, are secured by a Mortgage, Security Agreement, Fixture Filing and Financing Statement Dated as of December 21, 2007 (the "***Sulane Mortgage***"). Beneficiary further acknowledges that the Trust Property is currently subject to the Sulane Mortgage and, pending subordination of the Sulane Mortgage to this Deed of Trust, shall not be a violation of this Section 4.

5. Changes in Laws Regarding Taxation. If any law is enacted or adopted or amended after the date of this Deed of Trust which deducts the Debt from the value of the Trust Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Beneficiary's interest in the Trust Property, Trustor will pay such tax, with interest and penalties thereon, if any. If Beneficiary is advised by its counsel that the payment of such tax or interest and penalties by Trustor would be unlawful, taxable to Beneficiary or unenforceable, or would provide the basis for a defense of usury, then Beneficiary shall have the option, by notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

6. Casualty. If the Trust Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "***Casualty***"), Grantor shall give prompt notice of such damage to Beneficiary and shall promptly commence and diligently prosecute the completion of the restoration of the Trust Property as nearly as possible to the condition the Trust Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Beneficiary. Grantor shall pay all costs of such restoration whether or not such costs are covered by insurance. Beneficiary may, but shall not be obligated to make proof of loss if not made promptly by Grantor. In addition, Beneficiary may participate in any settlement discussions with any insurance companies with respect to any Casualty in which the net proceeds or the costs of completing the restoration are equal to or greater than One Hundred Thousand and No/100 Dollars ($100,000.00) or if an Event of Default exists and Grantor shall deliver to Beneficiary all instruments required by Beneficiary to permit such participation.

7. Condemnation. Grantor shall promptly give Beneficiary notice of the actual or threatened commencement of any proceeding for the condemnation or exercise of eminent domain authority against the Trust Property ("***Condemnation***") and shall deliver to Beneficiary copies of any and all papers served in connection with such proceedings. Beneficiary may participate in any such proceedings if the anticipated condemnation award is reasonably expected to exceed One Hundred Thousand and No/100 Dollars ($100,000.00) or if an Event of Default exists, and Grantor shall from time to time deliver to Beneficiary all instruments requested by it to permit such participation. Grantor shall, at its expense, diligently prosecute any such proceedings, and shall consult with Beneficiary, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Grantor shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in the Loan Agreement and the Loan shall not be reduced until any award shall have been actually received and applied by Beneficiary, after the deduction of expenses of collection, to the reduction or discharge of the Loan. Beneficiary shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided herein or in the Note. If the Trust Property or any portion thereof is taken by a condemning authority, Grantor shall promptly commence and

diligently prosecute the restoration of the Trust Property. If the Trust Property is sold, through foreclosure or otherwise, prior to the receipt by Beneficiary of the award, Beneficiary shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the award, or a portion thereof sufficient to pay the Debt.

8. No Credits on Account of the Debt. Trustor shall not claim or demand or be entitled to any credit on account of the Debt for any part of the Taxes or Other Charges assessed against the Trust Property, and no deduction shall otherwise be made or claimed from the assessed value of the Trust Property for real estate tax purposes by reason of this Deed of Trust or the Debt. If such claim, credit or deduction shall be required by law, Beneficiary shall have the option, by notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

9. Further Acts, Etc. Trustor shall, at its sole cost, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Beneficiary shall, from time to time, require, for the better assuring, conveying, assigning, transferring, and confirming unto Beneficiary the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Trustor may be or may hereafter become bound to convey or assign to Beneficiary, or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust, or for filing, registering or recording this Deed of Trust or for facilitating the sale and transfer of the Loan and the Loan Documents. Upon foreclosure, the appointment of a receiver or any other relevant action, Trustor shall, at its sole cost, cooperate fully and completely to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of the Trust Property. Trustor grants to Beneficiary an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Beneficiary at law and in equity, including such rights and remedies available to Beneficiary pursuant to this paragraph. Notwithstanding anything to the contrary in the immediately preceding sentence, Beneficiary shall not execute any document as attorney-in-fact of Trustor unless (x) Trustor shall have failed or refused to execute the same within five (5) Business Days after Beneficiary's request therefor, or (y) in Beneficiary's good faith determination it would be materially prejudiced by the delay involved in making such a request. Beneficiary shall give prompt notice to Trustor of any exercise of the power of attorney as provided for in this Paragraph 7, along with copies of all documents executed in connection therewith.

10. Recording of Deed of Trust, Etc. Trustor forthwith upon the execution and delivery of this Deed of Trust and thereafter, from time to time, shall cause this Deed of Trust, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Trust Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest of Beneficiary in, the Trust Property. Trustor shall pay all filing, registration or recording fees, all expenses incident to the preparation, execution and acknowledgment of and all federal, state, county and municipal, taxes, duties, imposts, documentary stamps, assessments and charges arising out of or in connection with the execution and delivery of, this Deed of

Trust, any Deed of Trust supplemental hereto, any security instrument with respect to the Trust Property or any instrument of further assurance, except where prohibited by law so to do. Trustor shall hold harmless and indemnify Beneficiary, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making or recording of this Deed of Trust.

11. Right to Cure Defaults. Upon the occurrence of any Event of Default, Beneficiary may, but without any obligation to do so and without notice to or demand on Trustor and without releasing Trustor from any obligation hereunder, perform the obligations in Default in such manner and to such extent as Beneficiary may deem necessary to protect the security hereof. Beneficiary is authorized to enter upon the Trust Property for such purposes or appear in, defend or bring any action or proceeding to protect its interest in the Trust Property or to foreclose this Deed of Trust or collect the Debt, and the cost and expense thereof (including reasonable attorneys' fees and disbursements to the extent permitted by law), with interest thereon at the Default Rate for the period after notice from Beneficiary that such cost or expense was incurred to the date of payment to Beneficiary, shall constitute a portion of the Debt, shall be secured by this Deed of Trust and the other Loan Documents and shall be due and payable to Beneficiary upon demand.

12. Remedies.

(a) Upon the occurrence of any Event of Default, Beneficiary may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Trustor and in and to the Trust Property, by Beneficiary itself or otherwise, including the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Beneficiary:

(i) declare the entire Debt to be immediately due and payable;

(ii) give such notice of default and of election to cause the Trust Property to be sold as may be required by law or as may be necessary to cause Trustee to exercise the power of sale granted herein; Trustee shall then record and give such notice of Trustee's sale as then required by law and, after the expiration of such time as may be required by law, may sell the Trust Property at the time and place specified in the notice of sale, as a whole or in separate parcels as directed by Beneficiary, or by Trustor to the extent required by law, at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale, all in accordance with applicable law. Trustee, from time to time, may postpone or continue the sale of all or any portion of the Trust Property by public declaration at the time and place last appointed for the sale and no other notice of the postponed sale shall be required unless provided by applicable law. Upon any sale, Trustee shall deliver its deed conveying the property sold, without any covenant or warranty, expressed or implied, to the purchaser or purchasers at the sale. The recitals in such deed of any matters or facts shall be conclusive as to the accuracy thereof;

(iii) institute a proceeding or proceedings, judicial or nonjudicial, to the extent permitted by law, by advertisement or otherwise, for the complete foreclosure of this Deed of Trust, in which case the Trust Property may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

(iv) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Deed of Trust for the portion of the Debt then due and payable, subject to the continuing lien of this Deed of Trust for the balance of the Debt not then due;

(v) sell for cash or upon credit the Trust Property and all estate, claim, demand, right, title and interest of Trustor therein and rights of redemption thereof, pursuant to the power of sale, to the extent permitted by law, or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

(vi) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in any other Loan Document;

(vii) recover judgment on the Note either before, during or after any proceeding for the enforcement of this Deed of Trust;

(viii) apply for the appointment of a trustee, receiver, liquidator or conservator of the Trust Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of the Trustor or of any person, firm or other entity liable for the payment of the Debt;

(ix) enforce Beneficiary's interest in the Leases and Rents and enter into or upon the Trust Property, either personally or by its agents, nominees or attorneys and dispossess Trustor and its agents and employees therefrom, and thereupon Beneficiary may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with the Trust Property and conduct the business thereat; (B) complete any construction on the Trust Property in such manner and form as Beneficiary deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Trust Property; (D) exercise all rights and powers of Trustor with respect to the Trust Property, whether in the name of Trustor or otherwise, including the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive Rents; and (E) apply the receipts from the Trust Property to the payment of the Debt, after deducting therefrom all expenses (including reasonable attorneys' fees and disbursements) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, insurance and other charges in connection with the Trust Property, as well as just and reasonable compensation for the services of Beneficiary, and its counsel, agents and employees; or

(x) pursue such other rights and remedies as may be available at law or in equity or under the UCC, including the right to receive and/or establish a lock box for

all Rents and proceeds from the Intangibles and any other receivables or rights to payments of Trustor relating to the Trust Property.

In the event of a sale, by foreclosure or otherwise, of less than all of the Trust Property, this Deed of Trust shall continue as a lien on the remaining portion of the Trust Property.

(b) The proceeds of any sale made under or by virtue of this Paragraph 12, together with any other sums which then may be held by Beneficiary under this Deed of Trust, whether under the provisions of this paragraph or otherwise, shall be applied by Beneficiary to the payment of the Debt in such priority and proportion as Beneficiary in its sole discretion shall deem proper.

(c) Beneficiary may adjourn from time to time any sale by it to be made under or by virtue of this Deed of Trust by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable law, Beneficiary, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(d) Upon the completion of any sale or sales pursuant hereto, Beneficiary, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Beneficiary is hereby irrevocably appointed the true and lawful attorney of Trustor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Trust Property and rights so sold and for that purpose Beneficiary may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Trustor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Any sale or sales made under or by virtue of this Paragraph 12, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Trustor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Trustor and against any and all persons claiming or who may claim the same, or any part thereof, from, through or under Trustor.

(e) Upon any sale made under or by virtue of this Paragraph 12, whether made under a power of sale or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Beneficiary may bid for and acquire the Trust Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust or any other Loan Document.

(f) No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Trust Property or upon any other property of Trustor shall affect in any manner or to any extent the lien of this Deed of Trust upon the Trust Property or any part

thereof, or any liens, rights, powers or remedies of Beneficiary hereunder, but such liens, rights, powers and remedies of Beneficiary shall continue unimpaired as before.

(g) Beneficiary may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in this Paragraph 12 at any time before the conclusion thereof, as determined in Beneficiary's sole discretion and without prejudice to Beneficiary.

(h) Beneficiary may resort to any remedies and the security given by this Deed of Trust or in any other Loan Document in whole or in part, and in such portions and in such order as determined by Beneficiary's sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by any Loan Document. The failure of Beneficiary to exercise any right, remedy or option provided in any Loan Document shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by any Loan Document. No acceptance by Beneficiary of any payment after the occurrence of any Event of Default and no payment by Beneficiary of any obligation for which Trustor is liable hereunder shall be deemed to waive or cure any Event of Default, or Trustor's liability to pay such obligation. No sale of all or any portion of the Trust Property, no forbearance on the part of Beneficiary, and no extension of time for the payment of the whole or any portion of the Debt or any other indulgence given by Beneficiary to Trustor, shall operate to release or in any manner affect the interest of Beneficiary in the remaining Trust Property or the liability of Trustor to pay the Debt. No waiver by Beneficiary shall be effective unless it is in writing and then only to the extent specifically stated. All costs and expenses of Beneficiary in exercising its rights and remedies under this Paragraph 12 (including reasonable attorneys' fees and disbursements to the extent permitted by law), shall be paid by Trustor immediately upon notice from Beneficiary, with interest at the Default Rate for the period after notice from Beneficiary, and such costs and expenses shall constitute a portion of the Debt and shall be secured by this Deed of Trust.

(i) The interests and rights of Beneficiary under the Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Beneficiary may grant with respect to any of the Debt, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Beneficiary may grant with respect to the Trust Property or any portion thereof or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Debt.

13. Right of Entry. In addition to any other rights or remedies granted under this Deed of Trust, Beneficiary and its agents shall have the right to enter and inspect the Trust Property at any reasonable time during the term of this Deed of Trust. The cost of such inspections or audits shall be borne by Trustor should Beneficiary determine that an Event of Default exists, including the cost of all follow up or additional investigations or inquiries deemed reasonably necessary by Beneficiary. The cost of such inspections, if not paid for by Trustor following demand, may be added to the principal balance of the sums due under the Note and this Deed of Trust and shall bear interest thereafter until paid at the Default Rate.

14. Security Agreement. This Deed of Trust is both a real property deed of trust and a "security agreement" within the meaning of the UCC. The Trust Property includes

both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Trustor in the Trust Property. Trustor by executing and delivering this Deed of Trust has granted and hereby grants to Beneficiary, as security for the Debt, a security interest in the Trust Property to the full extent that the Trust Property may be subject to the UCC, including, without limitation, as-extracted collateral (such portion of the Trust Property so subject to the UCC being called in this paragraph the "***Collateral***"). This Deed of Trust shall also constitute a "fixture filing" for the purposes of the UCC. As such, this Deed of Trust covers all items of the Collateral that are or are to become fixtures. Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Deed of Trust. If an Event of Default shall occur, Beneficiary, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the UCC, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Beneficiary may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Beneficiary, Trustor shall at its expense assemble the Collateral and make it available to Beneficiary at a convenient place acceptable to Beneficiary. Trustor shall pay to Beneficiary on demand any and all expenses, including reasonable attorneys' fees and disbursements, incurred or paid by Beneficiary in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Collateral, sent to Trustor in accordance with the provisions hereof at least ten days prior to such action, shall constitute commercially reasonable notice to Trustor. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Beneficiary to the payment of the Debt in such priority and proportions as Beneficiary in its sole discretion shall deem proper. In the event of any change in name, identity or structure of Trustor, Trustor shall notify Beneficiary thereof and promptly after request shall execute, file and record such UCC forms as are necessary to maintain the priority of Beneficiary's lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Beneficiary shall require the filing or recording of additional UCC forms or continuation statements, Trustor shall, promptly after request, execute, file and record such UCC forms or continuation statements as Beneficiary shall deem necessary, and shall pay all expenses and fees in connection with the filing and recording thereof, it being understood and agreed, however, that no such additional documents shall increase Trustor's obligations under the Loan Documents.

15. Actions and Proceedings. Beneficiary has the right to appear in and defend any action or proceeding brought with respect to the Trust Property and to bring any action or proceeding, in the name and on behalf of Trustor, which Beneficiary, in its sole discretion, decides should be brought to protect its or their interest in the Trust Property. Beneficiary shall, at its option, be subrogated to the lien of any deed of trust or other security instrument discharged in whole or in part by the Debt, and any such subrogation rights shall constitute additional security for the payment of the Debt.

16. Marshalling and Other Matters. Trustor hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Trust Property or any part thereof or any interest therein. Further, Trustor

hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Deed of Trust on behalf of Trustor, and on behalf of each and every person acquiring any interest in or title to the Trust Property subsequent to the date of this Deed of Trust and on behalf of all persons to the extent permitted by applicable law. The lien of this Deed of Trust shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Beneficiary and, without limiting the generality of the foregoing, the lien hereof shall not be impaired by (i) any acceptance by Beneficiary of any other security for any portion of the Debt, (ii) any failure, neglect or omission on the part of Beneficiary to realize upon or protect any portion of the Debt or any collateral security therefor or (iii) any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any portion of the Debt or of any of the collateral security therefor; and Beneficiary may foreclose, or exercise any other remedy available to Beneficiary under other Loan Documents without first exercising or enforcing any of its remedies under this Deed of Trust, and any exercise of the rights and remedies of Beneficiary hereunder shall not in any manner impair the Debt or the liens of any other Loan Document or any of Beneficiary's rights and remedies thereunder.

17. Notices. All notices, consents, approvals and requests required or permitted hereunder shall be in writing, and shall be sent, and shall be deemed effective, as provided in the Loan Agreement.

18. Inapplicable Provisions. If any term, covenant or condition of this Deed of Trust is held to be invalid, illegal or unenforceable in any respect, this Deed of Trust shall be construed without such provision.

19. Headings. The paragraph headings in this Deed of Trust are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

20. Duplicate Originals. This Deed of Trust may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original.

21. Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Deed of Trust may be used interchangeably in singular or plural form; and the word "***Trustor***" shall mean "each Trustor and any subsequent owner or owners of the Trust Property or any part thereof or any interest therein," the word "***Beneficiary***" shall mean "Beneficiary and any subsequent holder of the Note," the words "***Trust Property***" shall include any portion of the Trust Property and any interest therein, the word "***including***" means "including but not limited to" and the words "***attorneys' fees***" shall include any and all attorneys' fees, paralegal and law clerk fees, including fees at the pre-trial, trial and appellate levels incurred or paid by Beneficiary in protecting its interest in the Trust Property and Collateral and enforcing its rights hereunder.

22. Homestead. Trustor hereby waives and renounces all homestead and exemption rights provided by the Constitution and the laws of the United States and of any state, in and to the Trust Property as against the collection of the Debt, or any part thereof.

23. Assignments. Beneficiary shall have the right to assign or transfer its rights under this Deed of Trust without limitation. Any assignee or transferee shall be entitled to all the benefits afforded Beneficiary under this Deed of Trust.

24. Waiver of Jury Trial. **TRUSTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS DEED OF TRUST OR ANY OTHER LOAN DOCUMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY TRUSTOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. BENEFICIARY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY TRUSTOR.**

25. Consents. Any consent or approval by Beneficiary in any single instance shall not be deemed or construed to be Beneficiary's consent or approval in any like matter arising at a subsequent date, and the failure of Beneficiary to promptly exercise any right, power, remedy, consent or approval provided herein or at law or in equity shall not constitute or be construed as a waiver of the same nor shall Beneficiary be estopped from exercising such right, power, remedy, consent or approval at a later date. Any consent or approval requested of and granted by Beneficiary pursuant hereto shall be narrowly construed to be applicable only to Trustor and the matter identified in such consent or approval and no third party shall claim any benefit by reason thereof, and any such consent or approval shall not be deemed to constitute Beneficiary a venturer or partner with Trustor nor shall privity of contract be presumed to have been established with any such third party. If Beneficiary deems it to be in its best interest to retain assistance of persons, firms or corporations (including attorneys, title insurance companies, appraisers, engineers and surveyors) with respect to a request for consent or approval, Trustor shall reimburse Beneficiary for all costs reasonably incurred in connection with the employment of such persons, firms or corporations.

26. Loan Repayment. Provided no Event of Default exists, the Lien of this Deed of Trust shall be terminated, released and reconveyed of record by Beneficiary (and the Trustee, to the extent required by law to effect a full and proper termination, release and reconveyance) prior to the Maturity Date only in accordance with the terms and provisions set forth in the Loan Agreement.

27. Other Mortgages; No Election of Remedies.

(a) The Debt is now or may hereafter be secured by one or more other mortgages, deeds of trust and other security agreements (collectively, as the same may be amended and in effect from time to time, are herein collectively called the "***Other Mortgages***"), which cover or will hereafter cover other properties that are or may be located in various states (the "***Other Collateral***"). The Other Mortgages will secure the Debt and the performance of the other covenants and agreements of Trustor set forth in the Loan Documents. Upon the

occurrence of an Event of Default, Beneficiary may proceed under this Deed of Trust and/or any or all the Other Mortgages against either the Trust Property and/or any or all the Other Collateral in one or more parcels and in such manner and order as Beneficiary shall elect. Trustor hereby irrevocably waives and releases, to the extent permitted by law, and whether now or hereafter in force, any right to have the Trust Property and/or the Other Collateral marshaled upon any foreclosure of this Deed of Trust or any Other Mortgage.

(b) Without limiting the generality of the foregoing, and without limitation as to any other right or remedy provided to Beneficiary in this Deed of Trust or the other Loan Documents, in the case of an Event of Default (i) Beneficiary shall have the right to pursue all of its rights and remedies under this Deed of Trust and the Loan Documents, at law and/or in equity, in one proceeding, or separately and independently in separate proceedings from time to time, as Beneficiary, in its sole and absolute discretion, shall determine from time to time, (ii) Beneficiary shall not be required to either marshall assets, sell the Trust Property and/or any Other Collateral in any particular order of alienation (and may sell the same simultaneously and together or separately), or be subject to any "one action" or "election of remedies" law or rule with respect to the Trust Property and/or any Other Collateral, (iii) the exercise by Beneficiary of any remedies against any one item of Trust Property and/or any Other Collateral will not impede Beneficiary from subsequently or simultaneously exercising remedies against any other item of Trust Property and/or Other Collateral, (iv) all liens and other rights, remedies or privileges provided to Beneficiary herein shall remain in full force and effect until Beneficiary has exhausted all of its remedies against the Trust Property and all Trust Property has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt, and (v) Beneficiary may resort for the payment of the Debt to any security held by Beneficiary in such order and manner as Beneficiary, in its discretion, may elect and Beneficiary may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Beneficiary thereafter to foreclose this Deed of Trust.

(c) Without notice to or consent of Trustor and without impairment of the lien and rights created by this Deed of Trust, Beneficiary may, at any time (in its sole and absolute discretion, but Beneficiary shall have no obligation to), execute and deliver to Trustor a written instrument releasing all or a portion of the lien of this Deed of Trust as security for any or all of the obligations of Trustor now existing or hereafter arising under or in respect of the Note, the Loan Agreement and each of the other Loan Documents, whereupon following the execution and delivery by Beneficiary to Trustor of any such written instrument of release, this Deed of Trust shall no longer secure such obligations of Trustor so released.

28. Governing Law. This Deed of Trust shall be governed by, and be construed in accordance with, the laws of the state in which the Trust Property is located without regard to conflict of law provisions thereof.

29. Trustee; Successor Trustee. Trustee shall not be liable for any error of judgment or act done by Trustee, or be otherwise responsible or accountable under any circumstances whatsoever, except if the result of Trustee's gross negligence or willful misconduct. Trustee shall not be personally liable in case of entry by him or anyone acting by virtue of the powers herein granted him upon the Trust Property for debts contracted or liability or damages or damages incurred in the management or operation of the Trust Property. Trustee

shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder or believed by him to be genuine. Trustee shall be entitled to reimbursement for actual expenses incurred by him in the performance of his duties hereunder and to reasonable compensation for such of his services hereunder as shall be rendered. Trustor will, from time to time, reimburse Trustee for and save and hold him harmless from and against any and all loss, cost, liability, damage and reasonable expense whatsoever incurred by him in the performance of his duties. All monies received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other monies (except to the extent required by law) and Trustee shall be under no liability for interest on any monies received by him hereunder. Trustee may resign by giving of notice of such resignation in writing to Beneficiary. If Trustee shall die, resign or become disqualified from acting in the execution of this trust or shall fail or refuse to exercise the same when requested by Beneficiary or if for any or no reason and without cause Beneficiary shall prefer to appoint a substitute trustee to act instead of the original Trustee named herein, or any prior successor or substitute trustee, Beneficiary shall, without any formality or notice to Trustor or any other person, have full power to appoint a substitute trustee and, if Beneficiary so elects, several substitute trustees in succession who shall succeed to all the estate, rights, powers and duties of the aforenamed Trustee. Each appointment and substitution shall be evidenced by an instrument in writing which shall recite the parties to, and the book and page of record of, this Deed of Trust, and the description of the real property herein described, which instrument, executed and acknowledged by Beneficiary, shall (i) be conclusive proof of the proper substitution and appointment of such successor Trustee or Trustees, (ii) duly assign and transfer all the estates, properties, rights, powers and trusts of Trustee so ceasing to act and (iii) be notice of such proper substitution and appointment to all parties in interest. In addition, such Trustee ceasing to act shall duly assign, transfer, and deliver any of the property and monies held by Trustee to the successor Trustee so appointed in its or his place. The Trustee may act in the execution of this trust and may authorize one or more parties to act on his behalf to perform the ministerial functions required of him hereunder, including without limitation, the transmittal and posting of any notices and it shall not be necessary for any Trustee to be present in person at any foreclosure sale.

PART II

STATE-SPECIFIC PROVISIONS

Conflicts With Part I. In the event of any conflict between the provisions of this Part II and any provision of Part I, then the provisions of this Part II shall control.

30. Foreclosure Against Real Property. Beneficiary may bring an action in any court of competent jurisdiction to foreclose this Deed of Trust in the manner provided by law for foreclosure of mortgages. Alternatively, at the election of Beneficiary, the Trustee is hereby authorized and empowered to expose to sale and to sell the Real Property at public auction for cash, after having first complied with all applicable requirements of Arizona law with respect to the exercise of powers of sale contained in deeds of trust or such other sales appropriate under the circumstances, and upon any such sale, the Trustee shall convey to the purchaser thereat such title to the Real Property sold as Trustee is empowered to convey.

(a) In the event of any sale under this Deed of Trust by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Real Property may be sold as an entirety or in separate parcels and in such manner or order as Beneficiary in its sole discretion may elect. Any Collateral sold under this Article 7 need not be present at the sale hereunder; however, the notice of sale shall state where such Collateral may be inspected prior to such sale.

(b) The Trustee may require any bidder at any sale (except Beneficiary) to deposit with the Trustee cash or bank check acceptable to Beneficiary in such amount as may be allowed under Arizona law (which amount is $1,000 as of the date hereof) as a condition of participation in the bid process. The bid may be rejected if the deposit is not immediately made. Such deposit shall be refunded to all bidders other than the high bidder upon completion of the bidding.

(c) If Trustee so elects, Trustee may sell the Real Property covered by this Deed of Trust at one or more separate sales in any manner permitted by applicable Arizona law, and any exercise of the powers herein granted shall not extinguish or exhaust such powers, until the entire Real Property is sold or the indebtedness secured hereby is paid in full.

(d) Such proceedings to sell the Real Property pursuant to the power of sale herein granted may be conducted subject to the rights of any tenants to the Real Property, and the failure to make any such tenants parties to any such foreclosure proceedings, and to foreclose their rights, will not be a defense to any proceedings instituted or action taken by, or pursuant to, the exercise of any right or power by Beneficiary to collect the indebtedness secured hereby.

(e) The Trustee shall deliver to the purchaser at any such trustee's sale a trustee's deed pursuant to Arizona law, without warranty.

(f) All fees, costs and expenses of any kind incurred by Beneficiary in connection with foreclosure of this Deed of Trust, including, without limitation, the Trustee's fees, the costs of any appraisals of the Real Property obtained by Beneficiary, the cost of any title reports or abstracts, all costs of any receivership for the Real Property advanced by Beneficiary, and all attorneys' and consultants' fees and expenses incurred by Beneficiary, shall constitute a part of the Debt and may be included as part of the amount owing from Grantor to Beneficiary at any foreclosure sale or trustee's sale.

(g) The proceeds of any sale under this Section shall be applied first to the fees and expenses of the officer conducting the sale, and then to the reduction or discharge of the Debt in such order and manner as Beneficiary may elect in its sole discretion; any surplus remaining shall be paid over to Grantor or to such other person or persons as may be lawfully entitled to such surplus.

(h) Nothing in this Section dealing with foreclosure procedures or specifying particular actions to be taken by Beneficiary shall be deemed to contradict or add to the requirements and procedures now or hereafter specified by Arizona law, and any such inconsistency shall be resolved in favor of Arizona law applicable at the time of foreclosure.

31. Interest After Foreclosure Sale. In the event the Real Property shall be sold upon foreclosure of this Deed of Trust, the sum for which the same shall have been sold shall, for purposes of redemption (pursuant to A.R.S. 12-1282 or the corresponding provisions of any future law), and, to the fullest extent permitted by applicable law, bear interest at the Default Rate from the date of sale until paid.

32. Waiver of Rights of Redemption. To the fullest extent permitted by applicable law, Grantor hereby expressly waives any and all rights to redemption under Arizona law, on its own behalf, on behalf of all persons claiming or having an interest (direct or indirect) by, through or under Grantor and on behalf of each and every person acquiring any interest in or title to the Real Property subsequent to the date hereof, it being the intent hereof that any and all such rights of redemption of Grantor and such other persons are and shall be deemed to be hereby waived as aforesaid. If any law referred to in this Section and now in force of which Grantor, Grantors heirs, devisees, representatives, successors and assigns or other person might take advantage, despite this Section, shall hereafter be repealed or cease to be enforced, such law shall not thereafter be deemed to preclude the application of this Section.

33. Fixture Filing. This Deed of Trust is intended to constitute a financing statement filed as a fixture filing in accordance with the applicable provisions of the Uniform Commercial Code. The debtor is the Grantor and the secured party is the Lender and their addresses are those set forth at the beginning of this Deed of Trust. Certain of the Real Property is or will become "fixtures" (as that term is defined in the Uniform Commercial Code) on the Real Property, described or referred to in this Deed of Trust, upon being filed for record in the real estate records of the County where the Real Property is located, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of the Uniform Commercial Code upon such of the Real Property that is or may become fixtures.

34. Construction Mortgage. This Deed of Trust is entitled to the benefits of Ariz. Rev. Stat. 47-9313(F). The proceeds secured by this Deed of Trust may be used by Grantor for the purpose of acquiring title to the Real Property and funding the acquisition, construction and improvement of the fixtures, equipment and other improvements, or refinancing such secured obligations.

35. Suretyship Waivers. Any trustor that has signed this Deed of Trust as a surety or accommodation party, or that has guaranteed the payment of the Note or that has subjected its property to this Deed of Trust to secure the indebtedness or obligations of another, hereby expressly waives to the fullest extent permitted by law any and all benefits and defenses under the provisions of Ariz. Rev. Stat. § 12-1641 through 12-1644, § 47-3605 and Rules of Civil Procedure, Rule 17(f), and any other statutes or rules now or hereafter in effect that purport to confer specific rights upon or make specific defenses and procedures available to a trustor, and waives any defense arising by reason of any disability or other defense of a trustor or by reason of the cessation from any cause whatsoever of the liability of a trustor.

36. Waiver of Deficiency Statute Protections. If all or any portion of the Real Property is foreclosed upon pursuant to a judicial or nonjudicial foreclosure sale, then notwithstanding the provisions of Arizona Revised Statutes §§ 12-1566 and 33-814 (as the same may be amended from time to time), to the extent permitted by law Grantor agrees that Lender

shall be entitled to seek a deficiency judgment from Grantor and any other party obligated on the Indebtedness or a guaranty of the Indebtedness equal to the difference between the amount owing on the Indebtedness and the total amount for which the Real Property foreclosed upon were sold pursuant to judicial or nonjudicial foreclosure sale. Grantor expressly recognizes that this Section constitutes a waiver of the above-cited provisions of the Arizona Revised Statutes which would otherwise permit Grantor and other persons against whom recovery of deficiencies is sought or guarantors independently (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Real Property sold as of the date of the applicable foreclosure sale and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value. Grantor further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Real Property sold for purposes of calculating deficiencies owed by Grantor, guarantors, and others against whom recovery of a deficiency is sought. Alternatively, in the event that the waiver of A.R.S. §§ 12-1566 and 33-814 (as amended from time to time) is found to be unenforceable:

(a) The Real Property shall be valued in an "as is" condition as of the date of the foreclosure sale, without any assumption or expectation that the Real Property will be repaired or improved in any manner before a resale of the Real Property after foreclosure;

(b) The valuation shall be based upon an assumption that the foreclosure purchaser desires a prompt resale of the Real Property for cash promptly (but no later than twelve months) following the foreclosure sale;

(c) All reasonable closing costs customarily borne by the seller in a commercial real estate transaction shall be deducted from the gross fair market value of the Real Property, including, without limitation, brokerage commissions, title insurance, a survey of the Real Property, tax prorations, attorney's fees, and marketing costs;

(d) The gross fair market value of the Real Property shall be further discounted to account for any estimated holding costs associated with maintaining the Real Property pending sale, including, without limitation, utilities expenses, property management fees, taxes and assessments (to the extent not accounted for in 3 above), and other maintenance expenses;

(e) Any expert opinion testimony given or considered in connection with a determination of the fair market value of the Real Property must be given by persons having at least five years experience in appraising property similar to the Real Property and who have conducted and prepared a complete written appraisal of the Real Property taking into consideration the factors set forth above.

37. Receiverships. Grantor concurrently herewith executed and delivered for the benefit of Lender a separate absolute Assignment of Rents and Leases providing, inter alia, for the appointment of a receiver. Grantor acknowledges that a receiver may be appointed pursuant to such absolute Assignment of Rents and Leases, or pursuant to this Deed of Trust, or in accordance with the provision of Ariz. Rev. Stat. § 33-806, or otherwise, irrespective of whether or not any judicial or nonjudicial foreclosure of this Deed of Trust has been instituted.

38. CFDs. No portion of the Real Property shall be included in any Community Facilities District formed pursuant to Arizona's Community Facilities District Act without the written consent of Beneficiary.

39. Legal Construction. In the event that this instrument shall be deemed to be unenforceable as a deed of trust for any reason, then this instrument shall be deemed to be a mortgage within the meaning of A.R.S. § 33-701, et seq., with Grantor as the mortgagor and Lender as the mortgagee, with Lender to have all rights and remedies set forth herein and under A.R.S. § 33-701, et seq., including the right to foreclose as mortgagee under a mortgage.

[Balance of page intentionally left blank, Signatures on Following Page]

IN WITNESS WHEREOF, Trustor has executed this instrument as of the day and year first above written.

TRUSTOR:

SANTA FE GOLD CORPORATION,
a Delaware corporation

By: W. Pierce Carson
Name: W. Pierce Carson
Title: President / CEO

COPY

STATE OF New Mexico)
) ss.
COUNTY OF Bernalillo)

On August 1, 2011, before me, a Notary Public for said state, personally appeared William Carson, as President-CEO of Santa Fe Gold Corporation, a Delaware corporation.

OFFICIAL SEAL
LISA C. DAVIS
NOTARY PUBLIC - STATE OF NEW MEXICO
My commission expires: 11/19/12

Notary Public

State of New Mexico

My commission expires:
11/19/12

IN WITNESS WHEREOF, Trustor has executed this instrument as of the day and year first above written.

TRUSTOR:

THE LORDSBURG MINING COMPANY,
a New Mexico corporation

By: W. Pierce Carson
Name: W. Pierce Carson
Title: President

STATE OF New Mexico)
) ss.
COUNTY OF Bernalillo)

On August 1, 2011, before me, a Notary Public for said state, personally appeared William Carson, as President of The Lordsburg Mining Company, a New Mexico corporation.

OFFICIAL SEAL
LISA C. DAVIS
NOTARY PUBLIC - STATE OF NEW MEXICO
My commission expires: 4/19/12

Notary Public

State of New Mexico

My commission expires:
4/19/12

IN WITNESS WHEREOF, Trustor has executed this instrument as of the day and year first above written.

TRUSTOR:

AZCO MICA, INC.,
a Delaware corporation

By: W. Pierce Carson
Name: W. Pierce Carson
Title: President

COPY

STATE OF New Mexico)
) ss.
COUNTY OF Bernalillo)

On August 1, 2011, before me, a Notary Public for said state, personally appeared William Carson, as President of Azco Mica, Inc., a Delaware corporation.

OFFICIAL SEAL
LISA C. DAVIS
NOTARY PUBLIC - STATE OF NEW MEXICO
My commission expires: 4/19/12

Notary Public

State of New Mexico

My commission expires:
4/19/12

13747\7\1567678

IN WITNESS WHEREOF, Trustor has executed this instrument as of the day and year first above written.

TRUSTOR:

SANTA FE GOLD (BARBADOS) CORPORATION,
a Barbados corporation

By: [signature]
Name: W. Pierce Carson
Title: President

STATE OF New Mexico)
) ss.
COUNTY OF Bernalillo)

On August 1, 2011, before me, a Notary Public for said state, personally appeared William Carson, as President of Santa Fe Gold (Barbados) Corporation, a Barbados corporation.

OFFICIAL SEAL
LISA C. DAVIS
NOTARY PUBLIC - STATE OF NEW MEXICO
My commission expires: 4/19/12

[signature]
Notary Public

State of New Mexico

My commission expires:
4/19/12

EXHIBIT A

Trust Property

LA PAZ COUNTY, ARIZONA

Claim Name	Mineral Survey Number	Legal Subdivisions Containing Claims
Ashley	2675	Sec. 31, T.11N., R.16W.
Ahonika	2675	Sec. 31, T.11N., R.16W.
Opal	2675	Sec. 1, T.10N., R.17W.
Brookeville	2675	Sec. 1, T.10N., R.17W.
New York	2675	Sec. 1, T.10N., R.17W.
Bunker Hill	2675	Sec. 1, T.10N., R.17W.
Orange	2675	Sec. 1, T.10N., R.17W.
Wisconsin	2675	Sec. 1, T.10N., R.17W.
Kimball	2675	Sec. 1, T.10N., R.17W.
Odora	2675	Sec. 1, T.10N., R.17W.
Oddoletta	2675	Sec. 1, T.10N., R.17W.
Barton	2675	Sec. 1, T.10N.,R.17W.
Bill Williams	2675	Sec. 1, T.10N.,R.17W.
McCarn	2675	Sec. 1, T.10N.,R.17W.
Otis	2675	Sec. 1, T.10N.,R.17W.
Iron Hill	2675	Sec. 31, T.11N.,R.16W
Ella Belle	2675	Sec. 31, T.11N.,R.16W.
Mesa	2675	Sec. 6, T.10N., R.16W.
Smelter Gulch	2675	Sec. 6, T.10N., R.16W.
Partridge	2675	Sec. 6, T.10N., R.16W.
Byron	2675	Sec. 6, T.10N., R.16W.
Sentinel	2675	Sec. 6, T.10N., R.16W.
Palmetto	2675	Sec. 6, T.10N., R.16W.
Boston	2675	Sec. 6, T.10N., R.16W.
Nickerson	2675	Sec. 6, T.10N., R.16W.
Blue Bird	2675	Sec. 6, T.10N., R.16W.
Planet	2675	Sec. 6, T.10N., R.16W.
Copper Hill	2675	Sec. 6, T.10N., R.16W.
Mark Hanna	2675	Sec. 6, T.10N., R.16W.
La Mexicana	2675	Sec. 6, T.10N., R.16W.
Comet	2675	Sec. 6, T.10N., R.16W.

EXHIBIT A
AZCO Mica, Inc.
Black Canyon Mica Project

Spencer Claims
Yavapai County, Arizona

AMC NO.	NAME	COUNTY BOOK/PAGE	LOCATION DATE	COUNTY RECORDING DATE	BLM REC. DATE	40. SEC/ TOWNSHIP/ RANGE
351306	Spencer #1	3642/411	2/16/99	2/26/99	2/25/99	18/8N/2E
351307	Spencer #2	3642/412	2/17/99	2/26/99	2/25/99	18/8N/2E
351308	Spencer #3	3642/413	2/16/99	2/26/99	2/25/99	13/8N/1E &18/8N/2E
351309	Spencer #4	3642/414	2/17/99	2/26/99	2/25/99	13/8N/1E &18/8N/2E
351310	Spencer #5	3642/415	2/17/99	2/26/99	2/25/99	18/8N/2E
351311	Spencer #6	3642/416	2/16/99	2/26/99	2/25/99	7&18/8N/2E
351312	Spencer #7	3642/417	2/16/99	2/26/99	2/25/99	12/8N/1E & 7&18/8N/2E
351313	Spencer #8	3642/418	2/16/99	2/26/99	2/25/99	13/8N/1E &18/8N/2E
351314	Spencer #9	3642/419	2/17/99	2/26/99	2/25/99	13/8N/1E
351315	Spencer #10	3642/420	2/16/99	2/26/99	2/25/99	12/8N/1E
351316	Spencer #11	3642/421	2/18/99	2/26/99	2/25/99	12/8N/1E
351317	Spencer #12	3642/422	2/18/99	2/26/99	2/25/99	12/8N/1E & 7/8N/2E
351318	Spencer #13	3642/423	2/18/99	2/26/99	2/25/99	7/8N/2E
351319	Spencer #14	3642/424	2/18/99	2/26/99	2/25/99	7/8N/2E
351320	Spencer #15	3642/425	2/16/99	2/26/99	2/25/99	7&18/8N/2E
351321	Spencer #16	3642/426	2/16/99	2/26/99	2/25/99	18/8N/2E
351322	Spencer #17	3642/427	2/17/99	2/26/99	2/25/99	18/8N/2E
351323	Spencer #18	3642/428	2/19/99	2/26/99	2/25/99	7/8N/2E
351324	Spencer #19	3642/429	2/19/99	2/26/99	2/25/99	12/8N/1E & 7/8N/2E
351325	Spencer #20	3642/430	2/19/99	2/26/99	2/25/99	12/8N/1E
351326	Spencer #21	3642/431	2/19/99	2/26/99	2/25/99	7/8N/2E
351327	Spencer #22	3642/432	2/19/99	2/26/99	2/25/99	7/8N/2E
351328	Spencer #23	3642/433	2/19/99	2/26/99	2/25/99	7/8N/2E
351329	Spencer	3642/434	2/18/99	2/26/99	2/25/99	7/8N/2E

	#24					
351330	Spencer #25	3642/435	2/18/99	2/26/99	2/25/99	7/8N/2E
351331	Spencer #26	3642/436	2/18/99	2/26/99	2/25/99	7/8N/2E
351332	Spencer #27	3642/437	2/18/99	2/26/99	2/25/99	7/8N/2E
351333	Spencer #28	3642/438	2/19/99	2/26/99	2/25/99	7/8N/2E
351334	Spencer #29	3642/439	2/19/99	2/26/99	2/25/99	7/8N/2E
351335	Spencer #30	3642/440	2/16/99	2/26/99	2/25/99	7&18/8N/2E
351336	Spencer #31	3642/441	2/16/99	2/26/99	2/25/99	7&18/8N/2E
351337	Spencer #32	3642/442	2/16/99	2/26/99	2/25/99	18/8N/2E
351338	Spencer #33	3642/443	2/16/99	2/26/99	2/25/99	18/8N/2E
351339	Spencer #34	3642/444	2/17/99	2/26/99	2/25/99	18/8N/2E
351340	Spencer #35	3642/445	2/17/99	2/26/99	2/25/99	13/8N/1E
351341	Spencer #36	3642/446	2/17/99	2/26/99	2/25/99	13/8N/1E & 18/8N/2E
351342	Spencer #37	3642/447	2/17/99	2/26/99	2/25/99	18/8N/2E
351343	Spencer #38	3642/448	2/17/99	2/26/99	2/25/99	18/8N/2E
351344	Spencer #39	3642/449	2/17/99	2/26/99	2/25/99	18/8N/2E
351345	Spencer #40	3642/450	2/17/99	2/26/99	2/25/99	18/8N/2E
351346	Spencer #41	3642/451	2/19/99	2/26/99	2/25/99	6&7/8N/2E

	Exhibit A					Page 2 of 2
	AZCO Mica, Inc.					Spencer Claims
	Blk Canyon Proj					Yavapai Co., AZ
351347	Spencer #42	3642/452	2/19/99	2/26/99	2/25/99	6&7/8N/2E
351348	Spencer #43	3642/453	2/19/99	2/26/99	2/25/99	6&7/8N/2E
351382	Spencer #77	3642/487	1/11/99	2/26/99	2/25/99	6&7/8N/2E
351384	Spencer #79	3642/489	1/11/99	2/26/99	2/25/99	6&7/8N/2E
351427	Spencer #122	3642/532	1/7/99	2/26/99	2/25/99	12-8N-1E
351428	Spencer #123	3642/533	12/15/98	2/26/99	2/25/99	13-8N-1E
351429	Spencer #124	3642/534	1/7/99	2/26/99	2/25/99	12-8N-1E
351430	Spencer #125	3642/535	12/15/98	2/26/99	2/25/99	13-8N-1E
351431	Spencer #126	3642/536	1/7/99	2/26/99	2/25/99	12-8N-1E
351432	Spencer #127	3642/537	12/15/98	2/26/99	2/25/99	13-8N-1E
351451	Spencer #146	3642/556	12/15/98	2/26/99	2/25/99	13-8N-1E
351452	Spencer #147	3642/557	12/18/98	2/26/99	2/25/99	13-8N-1E
351453	Spencer #148	3642/558	12/15/98	2/26/99	2/25/99	13-8N-1E
351454	Spencer #149	3642/559	12/18/98	2/26/99	2/25/99	13-8N-1E
351455	Spencer #150	3642/560	12/15/98	2/26/99	2/25/99	12-8N-1E
351456	Spencer #151	3642/561	12/18/98	2/26/99	2/25/99	13-8N-1E
351457	Spencer #152	3642/562	12/15/98	2/26/99	2/25/99	13-8N-1E
351458	Spencer #153	3642/563	12/18/98	2/26/99	2/25/99	13-8N-1E
351460	Spencer #155	3642/565	12/18/98	2/26/99	2/25/99	13-8N-1E
351462	Spencer #157	3642/567	12/18/98	2/26/99	2/25/99	13-8N-1E
351489	Spencer #184	3642/594	12/18/98	2/26/99	2/25/99	13&24-8N-1E
351491	Spencer #186	3642/596	12/18/98	2/26/99	2/25/99	13&24-8N-1E
351492	Spencer #187	3642/597	1/6/99	2/26/99	2/25/99	24-8N-1E
351493	Spencer #188	3642/598	12/18/98	2/26/99	2/25/99	13 & 24-8N-1E
351494	Spencer #189	3642/599	1/6/99	2/26/99	2/25/99	23 & 24-8N-1E
351495	Spencer #190	3642/600	12/18/98	2/26/99	2/25/99	13,14,23 & 24-8N-1E

13747\7\1567678.1

AZCO Mica, Inc.
Santa Fe Gold Corporation
1128 Pennsylvania NE, Ste. 200
Albuquerque, NM 87110

Mica Millsite Claims
Maricopa County, Arizona

AMC NO.	NAME	COUNTY BOOK/PAGE	LOCATION DATE	COUNTY RECORDING DATE	BLM REC. DATE	41. SEC/ TOWNSHIP/ RANGE
352501	Mica 12 Millsite	99-0874390	9/8/99	9/20/99	9/17/99	28-T8N-42E
352503	Mica 14 Millsite	99-0874392	9/8/99	9/20/99	9/17/99	28-T8N-42E
352505	Mica 16 Millsite	99-0874394	9/8/99	9/20/99	9/17/99	28-T8N-42E
352508	Mica 19 Millsite	99-0874397	9/8/99	9/20/99	9/17/99	28-T8N-42E
352509	Mica 20 Millsite	99-0874398	9/8/99	9/20/99	9/17/99	27-T8N-42E
352510	Mica 21 Millsite	99-0874399	9/8/99	9/20/99	9/17/99	28-T8N-42E
352511	Mica 22 Millsite	99-0874400	9/8/99	9/20/99	9/17/99	27-T8N-42E
352512	Mica 23 Millsite	99-0874401	9/8/99	9/20/99	9/17/99	28-T8N-42E
352513	Mica 24 Millsite	99-0874402	9/8/99	9/20/99	9/17/99	27-T8N-42E